SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]  Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                          First Colorado Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [x]   No fee required.
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ]    Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

                       [FIRST COLORADO BANCORP LETTERHEAD]








March 31, 1998


To Our Stockholders:

     We are pleased to invite you to attend the Annual Meeting of Stockholders (the "Meeting") of First Colorado Bancorp, Inc. (the "Company") to be held at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, on Monday, May 4, 1998, at 3:00 p.m.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, KPMG Peat Marwick LLP, are expected to be present to respond to any questions that stockholders may have.

         Also enclosed for your  reference is the Annual Report to  Stockholders
for  the  fiscal  year  ending  December  31,  1997,  which  contains   detailed
information concerning the activities and operating performance of the Company.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from attending the Meeting and voting in person but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.

                                            Sincerely,


                                            /s/ Malcolm E. Collier, Jr.
                                            Malcolm E. Collier, Jr.
                                            Chairman

--------------------------------------------------------------------------------
                          FIRST COLORADO BANCORP, INC.
                          215 SOUTH WADSWORTH BOULEVARD
                            LAKEWOOD, COLORADO 80226
                                 (303) 232-2121
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 4, 1998
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of First Colorado Bancorp, Inc. (the "Company") will be held at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, on Monday, May 4, 1998, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the First Colorado Bancorp, Inc. 1996 Stock Option Plan;

         3. The ratification of the First Federal Bank of Colorado Management Stock Bonus Plan and Trust Agreement; and

         4. The ratification of the appointment of KPMG Peat Marwick LLP as auditor for the Company for the fiscal year ending December 31, 1998.

         The transaction of such other business as may properly come before the Meeting or any adjournments thereof will also be considered and acted upon. The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on March 24, 1998, as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

         EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Elaine M. Samuelson
                                          ELAINE M. SAMUELSON
                                          SECRETARY
Lakewood, Colorado
March 31, 1998

--------------------------------------------------------------------------------
IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                          FIRST COLORADO BANCORP, INC.
                          215 SOUTH WADSWORTH BOULEVARD
                            LAKEWOOD, COLORADO 80226
                                 (303) 232-2121
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 4, 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished to holders of common stock, $0.10 par value per share ("Common Stock"), of First Colorado Bancorp, Inc. (the "Company") which acquired all of the outstanding common stock of First Federal Bank of Colorado (the "Bank") issued in connection with the conversion from the mutual to stock form of organization of First Savings Capital, M.H.C. (the "Mutual Holding Company"), the former mutual holding company parent of the Bank (the "Conversion"), and the reorganization of the Bank into the stock holding company form of organization (the "Reorganization"). Proxies are being solicited by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, on Monday, May 4, 1998, at 3:00 p.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about March 31, 1998.

         On March 9, 1998, the Company announced that it had entered into a merger agreement with Commercial Federal Corporation whereby the Company will merge with Commercial Federal Corporation and each share of Common Stock will be exchanged for a certain amount of Commercial Federal Corporation common stock in accordance with the merger agreement (the "Merger"). The Merger will be submitted for approval by the stockholders of the Company at a special meeting of stockholders anticipated to be held later in 1998.

         At the Meeting, stockholders will consider and vote upon (i) the election of three directors, (ii) the ratification of the First Colorado Bancorp, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan"), (iii) the ratification to the First Federal Bank of Colorado Management Stock Bonus Plan and Trust Agreement ("MSBP"), and (iv) the ratification of the appointment of the Company's independent auditor. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by signed proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address of the Company shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting or any adjournment thereof.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director should the nominee be unable to serve, or for good cause, will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on March 24, 1998 (the "Voting Record Date") are entitled to one vote for each share then held. As of the Voting Record Date, the Company had 16,826,798 shares of Common Stock issued and outstanding.

         As provided in the Articles of Incorporation of the Company (the "Articles") for a period of five years from the date of the Conversion and the Reorganization, which was consummated on December 29, 1995, no person may directly or indirectly offer to acquire or acquire beneficial ownership of any class of equity securities of the Company in excess of 10% of the outstanding shares of the class (the "Limit"). Furthermore, as provided in the Articles, any person or entity who directly or indirectly beneficially owns Common Stock in excess of the Limit will not be entitled or permitted to any vote with respect to such shares of Common Stock held in excess of the Limit, and in certain circumstances, voting rights may be reduced below the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as shares owned by persons acting in concert with such person or entity, but does not include shares beneficially owned by any employee stock ownership or similar plan of the Company or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit, if any, pursuant to the Articles) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

         As to the election of directors as stated under "Proposal I -- Election of Directors," the proxy card being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of the 1996 Stock Option Plan and the ratification of the MSBP, which are submitted as Proposals II and III, respectively, a stockholder may; (i) vote "FOR" the ratification, (ii) vote "AGAINST" the ratification, or (iii) "ABSTAIN" with respect to the ratification. With respect to Proposals II and III, such votes shall be determined by a majority of the total votes cast affirmatively or negatively on such matters without regard to broker non-votes. Votes for which the "ABSTAIN" box is selected for Proposals II and III shall have the effect of a vote against such proposals.

         As to the ratification of auditors as set forth under "Proposal IV -- Ratification of Appointment of Auditors," by checking the appropriate box, a stockholder may; (i) vote "FOR" the ratification, (ii) vote "AGAINST" the ratification, or (iii) "ABSTAIN" with respect to the ratification. Unless otherwise required by law, the ratification of the appointment of auditors shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         As to all other matters that may properly come before the Meeting, unless otherwise required by law, the Articles, or the Bylaws, a majority of the votes cast by stockholders shall be sufficient to pass on the matter.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Other than as noted below, management knows of no person or entity, including any "group" as that term is used in ss.13(d)(3) of the 1934 Act, who or which is the beneficial owner of more than 5% of the outstanding shares of Common Stock on the Voting Record Date. Information concerning the security ownership of management is included under "Proposal I - Election of Directors."



Name and Address                          Amount and Nature of       Percent of Shares of
of Beneficial Owner                       Beneficial Ownership      Common Stock Outstanding
-------------------                       --------------------      ------------------------

First Federal Bank of Colorado                1,722,205(1)                10.23%
Employee Stock Ownership Plan
215 South Wadsworth Boulevard
Lakewood, Colorado 80226


------------------
(1) The ESOP purchased such shares for the exclusive benefit of plan participants. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation. As of the Voting Record Date, 669,901 shares have been previously allocated under the ESOP to participant accounts. See "Director and Executive Officer Compensation -- Other Compensation -- Employee Stock Ownership Plan."

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The executive officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based solely on the Company's review of such ownership reports, no director, executive officer, or 10% beneficial owners failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 1997.

--------------------------------------------------------------------------------
             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
--------------------------------------------------------------------------------

         Employees, officers, and directors of the Company have an interest in certain matters being presented for stockholder ratification. Ratification of the 1996 Stock Option Plan and the MSBP are being presented as Proposals II and III, respectively. See "Voting Securities and Principal Holders Thereof" for information regarding the voting control of shares of Common Stock held by executive officers and directors.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Directors

         The Company currently has nine directors serving on its Board. The Articles require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a term of three years, with approximately one-third of the directors elected annually. Three directors will be elected at the Meeting to serve for a three-year period.

         Leeon E. Hayden, E. William Foerster, Jr., and Robert W. Richards have been nominated by the Board of Directors each to serve for a three-year term, or until their respective successors have been elected and qualified. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth for the nominees and the directors continuing in office, such individual's name, age, the year the nominee first became a director of the Company or the Bank, and the number of shares and percentage of the Common Stock beneficially owned. Each director of the Company is also a director of the Bank.


                                                                                     SHARES OF
                                                    YEAR FIRST       CURRENT        COMMON STOCK          PERCENT
                                                    ELECTED OR        TERM          BENEFICIALLY            OF
NAME                               AGE(1)            APPOINTED       EXPIRES       OWNED(2)(3)(4)          CLASS
----                               -----             ---------       -------       --------------          ------

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

E. William Foerster, Jr.            67                1973             1998           8,046(5)              0.05%

Leeon E. Hayden                     75                1956             1998         125,865(5)(6)(7)        0.75%

Robert W. Richards                  48                1996             1998          78,930(8)              0.47%

     THE BOARD OF DIRECTORS RECOMMENDS THAT NOMINEES BE ELECTED AS DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Malcolm E. Collier, Jr.             60                1966             1999         500,686(9)             2.98%

John J. Nicholl                     64                1969             1999           8,642(5)(6)(10)      0.05%

Robert T. Person, Jr.               55                1975             1999           9,918(5)             0.06%

Polly Baca                          56                1995(11)         2000          12,774                0.08%

Stephen A. Burkholder               56                1987             2000          38,223(5)(6)          0.23%

James R. Wexels                     58                1993             2000           8,604(5)             0.05%

All Executive Officers and                                                        1,108,173(12)            6.59%
  Directors as a Group
  (14 persons)


---------------
(1)      As of December 31, 1997.
(2)      As of the Voting Record Date.
(3) Unless otherwise noted, all shares are owned directly by the named individual or by their spouses and minor children, over which shares the named individuals effectively exercise sole voting and investment power.
(4) Includes shares of Common Stock that have been awarded under the First Federal Bank of Colorado 1992 Management Recognition Plan ("MRP") and 1996 Management Stock Bonus Plan ("MSBP") which are subject to forfeiture under certain circumstances. Also includes shares held by the Bank's Employee Stock Ownership Plan ("ESOP") allocated to such individual's account.
(5) Includes 2,400 stock options to purchase an equal number of shares of Common Stock that are exercisable within 60 days of the Voting Record Date.
(6) Excludes shares held by the ESOP for which directors Hayden, Nicholl, and Burkholder serve as ESOP Trustees. The Plan Trustees may vote unallocated shares (presently 1,052,304) and up to 669,901 allocated shares, if no timely voting direction is received from plan participants, within their fiduciary capacity. Also excludes shares held by the MRP and the MSBP for which Directors Hayden, Nicholl, and Burkholder serve as Plan Trustees. The Plan Trustees may vote unallocated shares (presently 84,498) and up to 228,386 allocated shares, if no timely voting direction is received from Plan participants, within their fiduciary capacity.
(7) Includes 5,000 shares of Common Stock owned by the spouse of Mr. Hayden for which Mr. Hayden disclaims beneficial ownership, but may be deemed to beneficially own.
(8) Includes 20,064 stock options to purchase an equal number of shares of Common Stock that are exercisable within 60 days of the Voting Record Date. Includes 3,773 shares of Common Stock owned by the spouse of Mr. Richards for which Mr. Richards disclaims beneficial ownership, but may be deemed to beneficially own.
(9) Includes 69,201 stock options to purchase an equal number of shares of Common Stock that are exercisable within 60 days of the Voting Record Date. Includes 39,654 shares of Common Stock owned by the spouse of Mr. Collier and 16,547 shares of Common Stock owned by the children of Mr. Collier for which Mr. Collier disclaims beneficial ownership, but may be deemed to beneficially own.

(10) Includes 3,146 shares of Common Stock owned by the spouse of Mr. Nicholl for which Mr. Nicholl disclaims beneficial ownership, but may be deemed to beneficially own.
(11) Ms. Baca was previously a director of the Bank from 1990 until January 1994 when she left due to a relocation to Washington, D.C. She was re-appointed to the Board on February 15, 1995.
(12) Includes 171,789 stock options to purchase an equal number of shares of Common Stock that are exercisable within 60 days of the Voting Record Date. Excludes 1,052,304 shares of unallocated Common Stock held by the ESOP. Includes 73,757 shares of Common Stock owned by the spouses or children of the executive officers and directors for which the executive officers and directors disclaim beneficial ownership, but may be deemed to beneficially own.

Executive Officers

         The following individuals hold the offices in the Company set forth below opposite their names.


Name                                          Age(1)          Positions Held With the  Company
----                                       ------------       ---------------------------------

Malcolm E. Collier, Jr.                         60            President, Chief Executive Officer
                                                              and Chairman of the Board

Robert W. Richards                              48            Vice President

Brian L. Johnson                                46            Executive Vice President/Treasurer

Elaine M. Samuelson                             51            Secretary

---------------
(1)      At December 31, 1997.

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, or removal by the Board of Directors.

Biographical Information

         The principal occupation during the past five years of each director, nominee for director, and executive officer of the Company is set forth below. All directors, nominees, and executive officers have held their present positions for five years unless otherwise stated.

         Directors

         E. William Foerster, Jr. has been a director of the Bank since 1973 and a director of the Company since its formation in September 1995. Mr. Foerster is the President and majority stockholder of EZT Fastener Co., Inc., Englewood, Colorado, and three other companies, all of which engage in manufacturing and distributing.

         Leeon E. Hayden has been a director of the Bank since 1956 and a director of the Company since its formation in September 1995. Mr. Hayden was an attorney with the firm of Leeon E. Hayden, P.C. and performed occasional legal work for the Bank, consisting mainly of foreclosures on real property. Mr. Hayden retired from this position in June 1996.

         Robert W. Richards has been a director of the Bank and of the Company since 1996. Mr. Richards has been President and Chief Operating Officer of the Bank since April 1996 and has served the Bank in various officer and employee positions since 1976. Mr. Richards was named a Vice President of the Company in April 1997.

         Malcolm E. Collier, Jr. has been a director of the Bank since 1966 and has been Chairman and Chief Executive Officer of the Bank since 1989 and 1972, respectively, and Chairman and Chief Executive Officer of the Company since its formation in September 1995. Mr. Collier was President of the Bank from July 1995 to April 1996. Mr. Collier has served in various officer capacities with the Bank since 1962.

         John J. Nicholl has been a director of the Bank since 1969 and a director of the Company since its formation in September 1995. Mr. Nicholl is a retired County Commissioner of Arapahoe County. Mr. Nicholl served in this position from 1989 until his retirement in January 1997 and also served in that position from 1965 to 1980. Mr. Nicholl was self-employed (semi-retired) from 1981 to 1988. Prior to that time, Mr. Nicholl owned and operated Arapahoe Surveys, a land survey company.

         Robert T. Person, Jr. has been a director of the Bank since 1975 and a director of the Company since its formation in September 1995. Mr. Person has been the sole owner of Robert Person Communications, a management consulting practice in Denver, Colorado since 1991. Mr. Person was Vice President of the Public Service Company of Colorado, a gas and electric utility in Denver, Colorado, from 1978 to 1991.

         Polly Baca has been a director of the Bank since 1995 and a director of the Company since its formation in September 1995. Ms. Baca is presently the Regional Administrator of the United States General Services Administration Rocky Mountain Region headquartered in Denver, Colorado. Previously, from February 1994 to November 1994, Ms. Baca served as a Special Assistant to President Clinton and Director of the United States Office of Consumer Affairs. Ms. Baca has been Executive Director of the Colorado Institute for Hispanic Education and Economic Development, Denver, Colorado, from 1989 to January 1994. Ms. Baca was President and sole proprietor of Sierra Baca Systems, Thornton, Colorado, a consulting firm from 1985 to 1989. Ms. Baca is a former State Senator, State of Colorado, serving from 1979 to 1986.

         Stephen Burkholder has been a director of the Bank since 1987 and a director of the Company since its formation in September 1995. Mr. Burkholder has been the sole owner of the A&S Group, a marketing and distribution firm in Lakewood, Colorado since April 1994. Mr. Burkholder was a long term care specialist with AMEX Life Assurance Company from August 1993 to March 1994. Prior to that time, Mr. Burkholder served as the Western Regional Manager for Hirsch USA, a watch company, commencing in 1991, the Western Regional Sales Manager for CSC Time Corporation commencing in 1990, and a sales representative for Seiko Time Corporation from 1973 to 1990.

         James R. Wexels has been a director of the Bank since 1993 and a director of the Company since its formation in September 1995. Mr. Wexels has been employed by the Public Service Company of Colorado, a gas and electric utility, since 1966, and currently serves as Managing Director, Governmental Affairs, for New Century Energies, the holding company of Public Service Company.

         Executive Officers Who Are Not Directors
         ----------------------------------------

         Brian L. Johnson has been employed by the Bank in various officer and employee capacities since 1974 and has served as Executive Vice President and Chief Financial Officer since April 1996 and April 1992, respectively. From 1984 through April 1992, Mr. Johnson served as Vice President and Controller. Mr. Johnson was Vice President and Treasurer of the Company since its formation from September 1995 until April 1997, at which time he was named Executive Vice President and Treasurer of the Company.

         Elaine M. Samuelson has been employed by the Bank in various officer and employee capacities since 1970 and has served as Senior Vice President in charge of lending since June 1996. From 1989 to June 1996, Ms. Samuelson served as Senior Vice President in charge of loan administration. Ms. Samuelson has been the Secretary of the Bank since 1975 and of the Company since its formation in September 1995.

Nominations for Directors

         Nomination of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in the Articles and Bylaws may be eligible for election as directors at an annual meeting.

         Nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of Common Stock that are beneficially owned (as defined in the Articles) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to the 1934 Act, including, but not limited to, information which would be required to be filed with the SEC; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the number of shares of Common Stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting must furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee.

         The Board may reject any nomination by a stockholder not timely made in accordance with the requirements of the Articles and Bylaws. A stockholder may be given the opportunity to correct a notice not meeting the requirements of the Articles and Bylaws as provided in the Bylaws. Notwithstanding the procedures set forth in the Bylaws, if neither the Board nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of the Articles and Bylaws. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of the Articles and Bylaws, such officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of the Articles and Bylaws, such officer shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         The Company does not presently compensate its directors. Each director of the Company is also a director of the Bank and receives fees accordingly.

         Non-officer members of the Board of Directors of Bank received fees of $750 per month during the fiscal year December 31, 1997. Non-officer members of the Board of Directors of the Bank also received a fee of $100 for each special meeting of the Board of Directors during the fiscal year December 31, 1997. Because of her position in the Federal government, Director Polly Baca serves on the Board of the Bank without compensation. Members of the Board's Audit Committee were paid $100 for each meeting attended during fiscal 1997. Members of the Board who are not officers of the Bank are paid $100 per meeting for other committees and are paid $100 to $200 for meetings of the Boards of Directors of subsidiary companies. In addition, Director Hayden received $250 per month for his performance as Secretary to the Board of Directors. The Bank paid a total of $58,250 in directors' and committee fees for the fiscal year ended December 31, 1997.

         Stock Awards. On July 24, 1996, the stockholders of the Company approved the 1996 Stock Option Plan and the MSBP. Pursuant to the terms of the 1996 Stock Option Plan, certain non-employee directors (i.e., Directors, Burkholder, Foerster, Hayden, Nicholl, Person, and Wexels) received on the date of stockholder approval options to purchase 12,000 shares of Common Stock. Under the MSBP, the same non-employee directors received 1,000 shares of restricted stock on the date of stockholder approval. The options granted to these non-employee directors become first exercisable at a rate of 20% one year from the date of grant and 20% annually thereafter. Restricted stock granted to these non-employee directors will vest 20% one year from the date awarded and an additional 20% annually, thereafter.

Executive Compensation

         Summary Compensation Table. The following table sets forth for the fiscal years ended December 31, 1997, 1996, and 1995, certain information as to the total remuneration received by the chief executive officer of the Company or any subsidiary who served in these capacities during such period and received total cash compensation in excess of $100,000 for the year ended December 31, 1997.

                                                                           Long Term Compensation
                                  Annual Compensation(1)                            Awards
                         --------------------------------------------     --------------------------
                                                                                          Securities
                                                                          Restricted      Underlying
Name and Principal                                     Other Annual         Stock          Options/      All Other
Position                 Year     Salary     Bonus    Compensation(2)     Award(s)(3)       SARs(#)     Compensation
------------------       ----     ------     -----    ---------------     -----------       -------     ------------

Malcolm E. Collier, Jr.  1997   $273,000   $23,649    $ 8,547             $        --             --    $ 28,908(4)
President, Chairman,     1996    251,000     8,894      8,723                 343,750         90,000      30,000(4)
  and CEO                1995    251,000     9,422      9,091                      --             --      30,002(4)


Robert W. Richards(5)    1997    109,000     9,433      4,379                      --             --      19,693(6)
President and Chief
  Operating Officer
  of the Bank

----------------
(1)      All compensation was paid by the Bank.
(2) Excludes compensation applicable to the vesting of awards of restricted stock and receipt of income attributable to dividends paid on such awards under the Bank's Management Recognition Plan as of December 31, 1997, 1996 and 1995 of $189,711, $133,247 and $79,986, respectively, for Mr. Collier and of $37,117 in 1997 for Mr. Richards. Such awards were made in 1992. Excludes compensation applicable to the vesting of restricted stock and receipt of income attributable to dividends paid on such awards under the MSBP as of December 31, 1997 of $75,043 and $56,282 for Mr. Collier and Mr. Richards, respectively. Such awards were made in 1996.
(3) At December 31, 1997, Mr. Collier and Mr. Richards held shares of restricted stock with fair market values of $397,000 and $297,750, respectively, (calculated by multiplying the number of shares that remained restricted by $24.8125 per share, the average of the bid and ask price of the Company's unrestricted stock on December 31, 1997).
(4)      Includes  cost of shares of Common Stock  awarded  under the ESOP as of
         December  31,  1997,  1996,  and 1995 of $27,068,  $30,000 and $10,305,
         respectively,   to  Mr.  Collier  and   contributions   to  the  Bank's
         Profit-Sharing Plan on behalf of Mr. Collier for plan years ended December 31, 1997, 1996, and 1995 of $1,840, $0, and $19,697,
         respectively.
(5) Mr. Richards' total annual salary and bonus for 1996 and 1995 did not exceed $100,000.
(6) Includes cost of shares of Common Stock awarded under the ESOP as of December 31, 1997 of $18,440 and contributions to the Bank's Profit Sharing Plan on behalf of Mr. Richards for the plan year ended December 31, 1997 of $1,253.

         Change in Control Severance Agreements. The Bank entered into severance agreements with Malcolm E. Collier, Jr., Chairman of the Board, Robert W. Richards, President and the Bank, and certain other key executive officers (a total of seven persons). The severance agreements are each for terms of three years. The agreements are terminable by the Bank for "just cause" as defined in the agreements. If the Bank terminates the employee without just cause, the employee will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. Such agreements contain a provision stating that in the event of the termination of employment in connection with any change in control of the Bank or the Company, the employee will be paid in a lump sum an amount equal to 2.99 times the average of the employee's most recent five years annual taxable compensation. If such payments were to be made under the agreements as of December 31, 1997, such payments would equal approximately $2.9 million, of which approximately $1.2 million would be allocated to Mr. Collier and approximately $350,000 to Mr. Richards. The aggregate payments that would be made to such individuals would be an expense to the Company, thereby reducing net income and the Company's capital by that amount. The agreements may be renewed annually by the Board of Directors upon a determination of satisfactory performance and that such agreements should be renewed.

Compensation Committee Interlocks and Insider Participation

         During 1997, Directors Burkholder, Foerster, Person, Wexels and Baca served as the Compensation Committee for the Company and the Bank.

Board Compensation Committee Report on Executive Compensation

         The Company's executive officers consist of Mr. Collier (President, Chairman, and Chief Executive Officer), Robert W. Richards (Vice President), Brian L. Johnson (Executive Vice President and Treasurer), and Elaine M.
Samuelson (Secretary). The Bank's executive officers consist of Mr. Collier (Chairman and Chief Executive Officer), Robert W. Richards (President and Chief Operating Officer), James M. Rooney (Executive Vice President), Brian L. Johnson (Executive Vice President and Chief Financial Officer), Elaine M. Samuelson (Senior Vice President and Secretary), and Robert A. Francis and Robert P. Easterly (Senior Vice Presidents). All of these persons are executive officers of the Bank, therefore the Compensation Committee of the Bank determines their compensation. The Compensation Committee meets in December of each year to determine the level of any salary increase to take effect as of January 1 of the following year. The Compensation Committee also approves any perquisites payable to these executive officers.

         The Compensation Committee determines the level of salary increase, if any, to take effect on January 1 of the following year after reviewing various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Bank's market area. Although the committee did not set compensation levels for executive officers based on whether particular financial goals had been achieved by the Bank, the committee did consider the overall profitability of the Bank when making these decisions. With respect to each particular executive officer, his or her particular contributions to the Bank over the past year are also evaluated.

         Mr. Collier's base salary for 1997 was $273,000. At the meeting of the committee that determined Mr. Collier's salary for calendar year 1997, the committee referred to various published compensation surveys. The committee particularly noted the average annual compensation paid to chief executive and chief operating officers of financial institutions in the State of Colorado and nationally with assets of between $1.0 billion to $1.5 billion. Although the committee did not set Mr. Collier's 1997 compensation based on whether particular financial goals had been achieved by the Bank, the committee considered the overall profitability of the Bank when making this decision.

         During the last fiscal year, the Bank paid bonuses as determined by the Compensation Committee equal to 2% of the net income of the Bank. Such bonuses were paid to all employees of the Bank based on their pro rata compensation for fiscal 1997.

         The Compensation Committee:

         Polly Baca                         Robert T. Person, Jr.
         Stephen Burkholder                 James R. Wexels
         E. William Foerster, Jr.

         The following table sets forth the year ended December 31, 1997, information regarding options awarded pursuant to the 1992 Option Plan and the 1996 Stock Option Plan to the named executive officers in the Summary Compensation Table and the year end value of such outstanding options.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Number of Securities
                                                                          Underlying Unexercised              Value of Unexercised
                                   Shares                                      Options/SARs                in-the-Money Options/SARs
                                Acquired on             Value               at Fiscal Year-End                 at Fiscal Year-End
                                  Exercise            Realized                    (#)(1)                             ($)(1)
           Name                     (#)                  ($)             Exercisable/Unexercisable         Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Malcolm E. Collier, Jr.              10,000             $226,125(2)                51,201/0                   $1,157,783/$0(2)
                                          0                    0                   18,000/72,000              $ 202,500/$810,000(3)


Robert W. Richards                        0             $      0                    6,064/0                   $137,122/$0(2)
                                          0                    0                   14,000/56,000              $157,500/$630,000(3)



----------------

(1) No Stock Appreciation Rights ("SARs") have been awarded under the 1992 Stock Option Plan or the 1996 Stock Option Plan.
(2) 1992 Stock Option Plan - Based upon an exercise price of $2.20 and the average bid and ask price of $24.8125 as of December 31, 1997.
(3) 1996 Stock Option Plan - Based on an exercise price of $13.5625 and the average bid and ask price of $24.8125 as of December 31, 1997.


--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         The following graph compares the cumulative total shareholder return on an initial investment in common stock of First Colorado Bancorp, Inc. subsequent to the Conversion and Reorganization with that of (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 at the close of the market on January 2, 1996 (the date the common stock of First Colorado Bancorp, Inc. was first traded) and the reinvestment of dividends as paid. The graph provides comparisons as of December 31, 1997, the last day of trading for the year ended December 31, 1997. Stock performance information regarding the Bank prior to the Conversion and Reorganization has not been provided due to the lack of comparability of the trading prices of the two stocks.

         There can be no assurance that the Company's stock performance will continue with the same or similar trends as that of the Company as depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance.

[GRAPHIC OMITTED]


==================================================================================================
                                                1/2/96              12/31/96       12/31/97
--------------------------------------------------------------------------------------------------
CRSP Nasdaq Bank Index                          $100.00              $133.02       $223.00
--------------------------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index                          $100.00              $122.00       $151.00
--------------------------------------------------------------------------------------------------
First Colorado Bancorp, Inc.                    $100.00              $151.00       $216.00
==================================================================================================

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Bank had no "interlocking" relationships existing on or after January 1, 1995 in which (i) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Board of Directors of the Bank, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of Board of Directors of the Bank.

         The Bank, like many financial institutions, has followed a policy of offering residential mortgage loans for the financing of personal residences, share loans, consumer loans, and overdraft protection to its officers, directors, and employees. The loans are made in the ordinary course of business and are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features. At December 31, 1997 loans to executive officers and directors of the Company and the Bank, and their immediate family members, approximated $700,000 or 0.34% of the Company's stockholders' equity.

--------------------------------------------------------------------------------
            PROPOSAL II -- RATIFICATION OF THE 1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------

General

         The Board of Directors adopted the 1996 Stock Option Plan and the Company's stockholders subsequently approved it on July 24, 1996 ("Effective Date"). Pursuant to the 1996 Stock Option Plan, up to 1,340,379 shares of Common Stock, are reserved for issuance by the Company upon exercise of stock options awarded or to be granted to officers, directors, key employees and other persons from time to time. The purpose of the 1996 Stock Option Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, key employees and other persons to promote the business success of the Company and the Bank.

         Pursuant to regulations of the Office of the Thrift Supervision (the "OTS") applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion of a federally chartered savings institution such as the Bank, including the 1995 corporate reorganization and holding company formation of the Bank as a subsidiary of the Company ("Reorganization"), the 1996 Stock Option Plan contains certain restrictions and limitations. The 1996 Stock Option Plan provides that options granted to employees or directors become first exercisable no more rapidly than ratably over a five-year period (with acceleration upon death or disability or a Change in Control (as such terms are defined in the 1996 Stock Option Plan); provided, however, that such accelerated vesting is not inconsistent with the regulations of the OTS at the time of such acceleration). Recent OTS interpretive letters permit awards under such stock benefit plans to accelerate vesting of awards upon a Change in Control; provided that stockholders ratify such plan provisions by action of stockholders taken more than one year following the completion of the mutual-to-stock conversion. The Board of Directors is seeking ratification of the 1996 Stock Option Plan (as previously approved by the stockholders in 1996) as a means of complying with the OTS interpretive letters.

         The Company has approved an Agreement of Merger and Reorganization ("Merger Agreement") with Commercial Federal Corporation. Although there can be no assurance that all conditions contained in the Merger Agreement (including approval by the stockholders of the Company and Commercial Federal Corporation, and regulatory approval) will be met and the transaction will be consummated, the Board has determined that the ratification of the 1996 Stock Option Plan as a means of complying with the OTS interpretive letters is in the best interests of the stockholders of the Company, as well as the officers, directors and employees of the Company. The transaction contemplated by the Merger Agreement will constitute a "Change in Control" of the Company as defined in the 1996 Stock Option Plan. A summary of the 1996 Stock Option Plan is provided below and is qualified in its entirety by reference to the 1996 Stock Option Plan.

         Ratification of the 1996 Stock Option Plan does not increase the number of shares reserved for issuance under the 1996 Stock Option Plan, alter the classes of individuals eligible to participate in such plan, or otherwise amend or modify the terms of the plan. In the event that the 1996 Stock Option Plan is not ratified by stockholders at the Meeting, the 1996 Stock Option Plan will nevertheless remain in effect. However, any employees or directors of the Company or the Bank that have their service terminated prior to the vesting of their option awards may forfeit such unvested awards to the extent required under applicable OTS regulations and policies. In light of the proposed merger with Commercial

Federal Corporation, the potential for a termination of service among current option holders may have increased. Therefore, absent acceleration of vesting of such awards upon a Change in Control of the Company or the Bank, such individuals have an increased likelihood of forfeiting option awards made in accordance with the 1996 Stock Option Plan, which was previously adopted by the Board and subsequently approved by the Company's stockholders.

         The 1996 Stock Option Plan is administered by the Board of Directors or a committee of not less than two non-employee directors appointed by the Company's Board of Directors and serving at the pleasure of the Board (the "Option Committee"). Members of the Option Committee shall be deemed "Non-Employee Directors" within the meaning of Rule 16b-3 pursuant to the 1934 Act. The Option Committee may select the officers and employees to whom options are to be granted and the number of options to be granted based upon several factors including prior and anticipated future job duties and responsibilities, job performance, the Bank's financial performance and a comparison of awards given by other institutions. A majority of the members of the Option Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Option Committee.

         Officers, directors, key employees and other persons who are designated by the Option Committee are eligible to receive, at no cost to them, options under the Option Plan (the "Optionees"). Each option granted pursuant to the Option Plan shall be evidenced by an instrument in such form as the Option Committee shall from time to time approve. Option shares may be paid for in cash, shares of Common Stock, or a combination of both. The Company will receive no monetary consideration for the granting of stock options under the Option Plan. Further, the Company will receive no consideration other than the option exercise price per share for Common Stock issued to Optionees upon the exercise of those options.

         Shares of Common Stock issuable under the 1996 Stock Option Plan may be from authorized but unissued shares or shares purchased in the open market. An option which expires, becomes unexercisable, or is forfeited for any reason prior to its exercise will again be available for issuance under the 1996 Stock Option Plan. No Option or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution. The 1996 Stock Option Plan shall continue in effect for a term of ten years from the Effective Date.

Stock Options

         The Option Committee may grant either Incentive Stock Options or Non-Incentive Stock Options. In general, if an Optionee ceases to serve as an employee of the Company for any reason other than disability or death, an exercisable Incentive Stock Option may continue to be exercisable for three months but in no event after the expiration date of the option, except as may otherwise be determined by the Option Committee at the time of the award. In the event of the disability or death of an Optionee during employment, an exercisable Incentive Stock Option will continue to be exercisable for one year and two years, respectively, to the extent exercisable by the Optionee immediately prior to the Optionee's disability or death but only if, and to the extent that, the Optionee was entitled to exercise such Incentive Stock Options on the date of termination of employment. The terms and conditions of Non-Incentive Stock Options relating to the effect of an Optionee's termination of employment or service, disability, or death shall be such terms as the Option Committee, in its sole discretion, shall determine at the time of termination of service, disability or death, unless specifically determined at the time of grant of such options.

         Currently, the 1996 Stock Option Plan requires that options granted to employees or directors become first exercisable no more rapidly than ratably over a five-year period (with acceleration upon death or disability or a Change in Control (as such terms are defined in the 1996 Stock Option Plan); provided, however, that such accelerated vesting is not inconsistent with the regulations of the OTS at the time of such acceleration). Ratification of the 1996 Stock Option Plan at the Meeting will conform the acceleration of vesting of options upon a Change in Control with applicable OTS interpretive letters. Such stockholder ratification will be effective with respect to previously awarded options and any options that may be granted in the future. Pursuant to the 1996 Stock Option Plan, upon a Change in Control, all options previously granted and outstanding as of the date of a Change in Control will automatically become exercisable and non-forfeitable.

         No shares of Common Stock shall be issued upon the exercise of an option until full payment therefor has been received by the Company, and no Optionee shall have any of the rights of a stockholder of the Company until shares of Common Stock are issued to such Optionee. Upon the exercise of an option by an Optionee (or the Optionee's personal representative), the Option Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the fair market value of the Common Stock on the date of the option exercise and the exercise price per share of the option. Any cash payment shall be in exchange for the cancellation of such option. A cash payment shall not be made in the event that such transaction would result in liability to the Optionee and the Company under Section 16(b) of the 1934 Act, and regulations promulgated thereunder.

         The 1996 Stock Option Plan provides that the Board of Directors of the Company may authorize the Option Committee to direct the execution of an instrument providing for the modification, extension or renewal of any outstanding option, provided that no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred on the Optionee by the grant of a new option at such time, and shall not materially decrease the Optionee's benefits under the option without the Optionee's consent, except as otherwise provided under the 1996 Stock Option Plan.

Awards Under the 1996 Stock Option Plan

         The Board or the Option Committee shall from time to time determine the officers, directors, key employees and other persons who shall be granted options under the 1996 Stock Option Plan, the number of options to be granted to any plan participant, and whether options granted to each such plan participant shall be Incentive Stock Options and/or Non-Incentive Stock Options. In selecting participants and in determining the number of shares of Common Stock subject to options to be granted to each such plan participant, the Board or the Option Committee may consider the nature of the past and anticipated future services rendered by each such plan participant, each participant's current and potential contribution to the Company and any other factors as may be deemed relevant. Participants who have been granted an option may, if otherwise eligible, be granted additional options. In no event shall shares of Common Stock subject to options granted to non-employee directors in the aggregate under the 1996 Stock Option Plan exceed more than 30% of the total number of shares of Common Stock authorized for delivery under the 1996 Stock Option Plan, and no more than 5% of the total available shares of Common Stock related to options may be awarded to any individual non-employee director. In no event shall shares of Common Stock subject to options granted to any employee exceed more than 25% of the total number of shares of Common Stock authorized for delivery under the 1996 Stock Option Plan.

         The table below presents information related to options previously awarded by the Company under the 1996 Stock Option Plan. Ratification of the 1996 Stock Option Plan does not impact the number of options previously awarded. Stockholder ratification of the 1996 Stock Option Plan confirms the provisions of the 1996 Stock Option Plan, previously approved by stockholders of the Company. In accordance with the 1996 Stock Option Plan, all outstanding options shall become immediately exercisable in the event of a Change in Control of the Company or the Bank.

                           PREVIOUSLY AWARDED BENEFITS
                             1996 STOCK OPTION PLAN
                             ----------------------

                                                           Number of Options
Name and Position                                       Previously Granted(1)(2)
-----------------                                       ------------------------
Malcolm E. Collier, Jr.
  Chairman of the Board, President and
  CEO of the Company...................................        90,000(3)
Robert W. Richards
  President of the Bank................................        70,000(3)
Executive Officer Group
  (7 persons)..........................................       395,000(3)
Non-Executive Officer Director Group
  (6 persons)..........................................        72,000(4)
Non-Executive Officer Employee Group
  (51 persons).........................................       873,379(3)



(1) The exercise price of such options is equal to the fair market value of the Common Stock on the date of grant.
(2) Options shall vest immediately upon the death or disability of the participant or upon a change in control of the Company or the Bank.
(3)      Options  awarded to officers and employees are  exercisable as follows:
         Options are first exercisable at the rate of 20% one year from the date of grant and 20% annually thereafter. Options shall vest during periods of continued service as an employee, director, or director emeritus. Upon vesting, awards shall remain exercisable for ten years from the date of grant during periods of continued service as an employee, director, or director emeritus.
(4)      Options  awarded to each of six  non-employee  directors  (except Polly
         Baca) are first exercisable at a rate of 20% as of July 24, 1997, and 20% annually thereafter, during such period of service as a director or director emeritus and shall remain exercisable for ten years from the date of grant without regard to continued service as a director or director emeritus.

Effect of Mergers, Change of Control and Other Adjustments

         Subject to any required action by the stockholders of the Company, within the sole discretion of the Option Committee, the aggregate number of shares of Common Stock for which options may be granted hereunder or the number of shares of Common Stock represented by each outstanding option will be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt or payment of consideration by the Company. Subject to any required action by the stockholders of the Company, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Option Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each option, the exercise price per share of such option, and the consideration to be given or received by the Company upon the exercise of any outstanding options; (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the 1996 Stock Option Plan as the Option Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable. However, no action may be taken by the Option Committee which would cause Incentive Stock Options granted pursuant to the 1996 Stock Option Plan to fail to meet the requirements of Section 422 of the Internal Revenue Code ("Code") without the consent of the Optionee. The 1996 Stock Option Plan provision to accelerate the exercise of options and the immediate exercisability of options in the case of a Change in Control of the Company could have an anti-takeover effect by making it more costly for a potential acquiror to obtain control of the Company due to the higher number of shares outstanding following such exercise of options.

         The power of the Option Committee to make adjustments in connection with the 1996 Stock Option Plan, including adjusting the number of shares subject to options and canceling options, prior to or after the occurrence of an extraordinary corporate action, allows the Option Committee to adapt the 1996 Stock Option Plan to operate in changed circumstances, to adjust the 1996 Stock Option Plan to fit a smaller or larger company, and to permit the issuance of options to new management following such extraordinary corporate action. However, this power of the Option Committee may also have an anti-takeover effect, by allowing the Option Committee to adjust the 1996 Stock Option Plan in a manner to allow the present management of the Company to exercise more options and hold more shares of the Common Stock, and to possibly decrease the number of options available to new management of the Company.

Amendment and Termination of the 1996 Stock Option Plan

         The Board of Directors may alter, suspend or discontinue the 1996 Stock Option Plan, except that no action of the Board shall increase the maximum number of shares of Common Stock issuable under the 1996 Stock Option Plan, materially increase the benefits accruing to Optionees under the 1996 Stock Option Plan or materially modify the requirements for eligibility for participation unless such action of the Board shall be subject to ratification by the stockholders of the Company.

Possible Dilutive Effects of the 1996 Stock Option Plan

         The Common Stock to be issued upon the exercise of options awarded under the 1996 Stock Option Plan may either be authorized but unissued shares of Common Stock or shares purchased in the open market. Because the stockholders of the Company do not have preemptive rights, to the extent that the Company funds the 1996 Stock Option Plan, in whole or in part, with authorized but unissued shares, the interests of current stockholders will be diluted. If upon the exercise of all of the outstanding nonvested options as of the Voting Record Date, the Company delivers newly issued shares of Common Stock (i.e., 1,066,979 shares of Common Stock), then the impact to current stockholders would be to dilute their current ownership percentages by approximately 6.0%. Ratification of the 1996 Stock Option Plan does not increase the maximum number of shares issuable under the 1996 Stock Option Plan as previously approved by stockholders.

Federal Income Tax Consequences

         Under present federal tax laws, awards under the 1996 Stock Option Plan will have the following consequences:

         1. The grant of an option will not by itself result in the recognition of taxable income to an Optionee nor entitle the Company to a tax deduction at the time of such grant.
         2. The exercise of an option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to an Optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for an Optionee. An Optionee will recognize capital gain or loss upon resale of the shares of Common Stock received pursuant to the exercise of Incentive Stock Options, provided that such shares are held for at least one year after transfer of the shares or two years after the grant of the option, whichever is later. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the option.
         3. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the Common Stock acquired pursuant to the option.
         4. The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income.
         5. In accordance with Section 162(m) of the Code, the Company's tax deductions for compensation paid to the most highly paid executives named in the Company's Proxy Statement may be limited to no more than $1 million per year, excluding certain "performance-based" compensation. The Company intends for the award of Options under the Option Plan to comply with the requirement for an exception to Section 162(m) of the Code applicable to stock option plans so that the Company's deduction for compensation related to the exercise of options would not be subject to the deduction limitation set forth in
                  Section 162(m) of the Code.

Accounting Treatment

         Neither the grant nor the exercise of an option under the 1996 Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. In certain circumstances, Common Stock issuable pursuant to outstanding options which are exercisable under the 1996 Stock Option Plan will be considered outstanding for purposes of calculating earnings per share on a fully diluted basis.

Stockholder Ratification

         Stockholder ratification of the 1996 Stock Option Plan is being sought in accordance with the interpretive letters of the OTS. An affirmative vote of a majority of the votes cast at the Meeting on the matter, in person or by proxy, is required to constitute stockholder ratification of the 1996 Stock Option Plan, submitted as Proposal II.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE 1996 STOCK OPTION PLAN.

--------------------------------------------------------------------------------
                    PROPOSAL III -- RATIFICATION OF THE MSBP
--------------------------------------------------------------------------------

General

         The Board of Directors of the Company has previously implemented the MSBP as a method of providing directors, officers, and key employees of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain in the employment or service of the Bank. As previously approved by stockholders of the Company in July 1996, the Bank contributed sufficient funds to the MSBP to purchase up to 268,075 shares of Common Stock. All of the Common Stock purchased by the MSBP was purchased at the fair market value of such stock on the date of purchase. Awards under the MSBP were made in recognition of prior and expected future services to the Bank by its directors, officers and key employees responsible for implementation of the policies adopted by the Bank's Board of Directors and as a means of providing a further retention incentive.

         Pursuant to regulations of the OTS applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion, the MSBP contains certain restrictions and limitations. The MSBP provides that stock awards ("Awards") granted to employees or directors become vested no more rapidly than ratably over a five-year period (with acceleration upon death or disability or a Change in Control (as such terms are defined in the MSBP); provided, however, that such accelerated vesting is not inconsistent with the regulations of the OTS at the time of such acceleration). Recent OTS interpretive letters permit awards under such stock benefit plans to accelerate the vesting of awards upon a change in control, provided that stockholders ratify such plan provisions at a stockholder meeting held more than one year following the completion of the institution's mutual-to-stock conversion. The Board of Directors is seeking ratification of the MSBP (as previously approved by the stockholders in 1996) as a means of complying with the OTS interpretive letters.

         Although there can be no assurance that all conditions contained in the Merger Agreement (including approval by the stockholders of the Company and Commercial Federal Corporation, and regulatory approval) will be met and the transaction will be consummated, the Board has determined that the ratification of the MSBP as a means of complying with the OTS interpretive letters is in the best interests of the stockholders of the Company, as well as the officers, directors and employees of the Company. The transaction contemplated by the Merger Agreement will constitute a "Change in Control" of the Company as defined in the MSBP. A summary of the MSBP is provided below and is qualified in its entirety by reference to the MSBP.

         Ratification of the MSBP does not increase the number of shares reserved for issuance thereunder, alter the classes of individuals eligible to participate in the MSBP, or otherwise amend or modify the terms of the MSBP. In the event that the MSBP is not ratified by stockholders at the Meeting, the MSBP will nevertheless remain in effect. However, any employee or director of the Company or the Bank that has their service terminated prior to the vesting of such stock awards may forfeit such unvested awards to the extent that may be required under applicable OTS regulations and policies. In light of the proposed merger with Commercial Federal Corporation, the potential for a termination of service among stock award holders may have increased. Therefore, absent acceleration of vesting of such stock awards upon a Change in Control, these individuals have an increased likelihood of forfeiting stock awards made in accordance with the MSBP, which was previously authorized by the Board and approved by the Company's stockholders.

Awards Under the MSBP

         Currently, the MSBP requires that Awards granted to employees or directors become first exercisable no more rapidly than ratably over a five-year period (with acceleration upon death or disability or a Change in Control (as such terms are defined in the MSBP); provided, however, that such accelerated vesting is not inconsistent with the regulations of the OTS at the time of such acceleration). Ratification of the MSBP at the Meeting will conform the acceleration of vesting of Awards upon a Change in Control with applicable OTS interpretive letters. Such stockholder ratification will be effective with respect to previously granted Awards and any Awards that may be granted in the future. Pursuant to the MSBP, upon a Change in Control, all Awards previously granted and outstanding as of the date of a Change in Control will automatically become exercisable and non-forfeitable.

         Benefits under the MSBP ("Plan Share Awards") may be granted at the sole discretion of a committee comprised of not less than two directors who are not employees of the Bank or the Company (the "MSBP Committee") appointed by the Bank's Board of Directors. The MSBP is managed by trustees (the "MSBP Trustees") who are non-employee directors of the Bank or the Company and who have the responsibility to invest all funds contributed by the Bank to the trust created for the MSBP (the "MSBP Trust"). Unless the terms of the MSBP or the MSBP Committee specify otherwise, awards under the MSBP will be in the form of restricted stock payable as the Plan Share Awards shall be earned and non-forfeitable. Twenty percent (20%) of such awards shall be earned and non-forfeitable on the one year anniversary of the date of grant of such awards, and 20% annually thereafter, provided that the recipient of the award remains an employee, Director or Director Emeritus during such period. A recipient of such restricted stock will not be entitled to voting rights associated with such shares prior to the applicable date such shares are earned. Dividends paid on Plan Share Awards shall be held in arrears and distributed upon the date such applicable Plan Share Awards are earned. Any shares held by the MSBP Trust which are not yet earned shall be voted by the MSBP Trustees, as directed by the MSBP Committee. If a recipient of such restricted stock terminates employment or service for reasons other than death, disability, or a Change in Control of the Company or the Bank, the recipient forfeits all rights to the awards under restriction. If the recipient's termination of employment or service is caused by death, disability, or a Change in Control of the Company or the Bank, all restrictions expire and all shares allocated shall become unrestricted. Awards of restricted stock shall be immediately non- forfeitable in the event of the death or disability of such recipient, or upon a Change in Control of the Company or the Bank, and distributed as soon as practicable thereafter. The transaction contemplated by the Merger Agreement will bring about a Change in Control of the Company as defined in the MSBP. The Board of Directors may terminate the MSBP at any time, and if it does so, any shares not allocated will revert to the Company.

         Plan Share Awards under the MSBP will be determined by the MSBP Committee. In no event shall any Employee receive Plan Share Awards in excess of 25% of the aggregate Plan Shares authorized under the MSBP. Plan Share Awards may be granted to newly elected or appointed non-employee

Directors of the Bank subsequent to the effective date (as defined in the MSBP) provided that the Plan Share Awards made to non-employee Directors shall not exceed 30% of total Plan Share Reserve in the aggregate under the MSBP or 5% of the total Plan Share Reserve to any individual non-employee Director.

         The aggregate number of Plan Shares available for issuance pursuant to the Plan Share Awards and the number of shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date (as defined in the MSBP) of the MSBP resulting from any split, subdivision or consolidation of the Common Stock or other capital adjustment, change or exchange of Common Stock, or other increase or decrease in the number or kind of shares effected without receipt or payment of consideration by the Company.

         The following table presents information related to the previously granted awards of Common Stock under the MSBP as authorized pursuant to the terms of the MSBP. Ratification of such MSBP does not change the number of shares awarded or other terms. Such ratification of the MSBP confirms the provisions of the MSBP previously approved by the stockholders of the Company.

                             PRIOR AWARDS UNDER THE MSBP

                                                          Number of Shares
                                                             Previously
Name and Position                                           Granted(1)(2)
-----------------                                           -------------
Malcolm E. Collier, Jr.
  Chairman of the Board, President and CEO
of the Company.........................................        20,000
Robert W. Richards
  President of the Bank................................        15,000
Executive Officer Group (7 persons)....................        89,000
Non-Executive Officer Director Group
  (6 persons)..........................................         6,000(3)
Non-Executive Officer Employee Group
  (51 persons).........................................       100,000


--------------------
(1) All Plan Share Awards presented herein shall be earned at the rate of 20% one year from date of grant, and 20% annually thereafter. All awards become immediately 100% vested upon death, disability, or termination of service following a change in control (as defined in the
         MSBP).
(2) Plan Share Awards shall continue to vest during periods of service as an employee, director, or director emeritus.
(3) Each of six non-employee directors of the Bank were awarded 1,000 shares as of July 24, 1996.

Amendment and Termination of the MSBP

         The Board may amend or terminate the MSBP at any time. However, no action of the Board may increase the maximum number of Plan Shares permitted to be awarded under the MSBP, except for adjustments in the Common Stock of the Company, materially increase the benefits accruing to Participants under the MSBP or materially modify the requirements for eligibility for participation in the MSBP unless such action of the Board shall be subject to ratification by the stockholders of the Company.

Federal Income Tax Consequences

         Common Stock awarded under the MSBP is generally taxable to the recipient at the time that such awards become 100% vested and non-forfeitable, based upon the fair market value of such stock at the time of such vesting. Alternatively, a recipient may make an election pursuant to Section 83(b) of the Code within 30 days of the date of transfer of the award to elect to include in gross income for the current taxable year the fair market value of such stock as of the date of transfer of the award. Such election must be filed with the Internal Revenue Service within 30 days of the date of transfer of the stock award. The Company will be allowed a tax deduction for federal tax purposes as a compensation expense equal to the amount of ordinary income recognized by a recipient of Plan Share Awards at the time the recipient recognizes taxable ordinary income. A recipient of a Plan Share Award may elect to have a portion of such award withheld by the MSBP Trust in order to meet any necessary tax withholding obligations.

Accounting Treatment

         For accounting purposes, the Company will recognize a compensation expense in the amount of the fair market value of the Common Stock subject to Plan Share Awards at the date of the award pro rata over the period of years during which the awards are earned.

Stockholder Ratification

         The Company is submitting the MSBP to stockholders for ratification in accordance with interpretive letters of the OTS. An affirmative vote of a majority of the votes cast at the Meeting on the matter, in person or by proxy, is required to constitute stockholder ratification of the MSBP, submitted as Proposal III.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE MSBP.

--------------------------------------------------------------------------------
             PROPOSAL IV -- RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         KPMG Peat Marwick LLP was the Company's independent certified public accountant for the fiscal year ended December 31, 1997. The Board of Directors has approved the renewal of the Company's arrangements with KPMG Peat Marwick LLP to be its auditors for the fiscal year ending December 31, 1998, subject to ratification by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement, if so desired.

         The ratification of the appointment of the Company's auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the Company's auditors.

--------------------------------------------------------------------------------
                                 ANNUAL REPORTS
--------------------------------------------------------------------------------

         The Company's Annual Report to Stockholders for the fiscal year ending December 31, 1997, including consolidated financial statements, has been mailed to all persons who were listed as stockholders of record as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

         A Copy of the Form 10-K as filed with the SEC will be furnished without charge to stockholders as of the record date upon written request to the Secretary, First Colorado Bancorp, Inc., 215 South Wadsworth Boulevard, Lakewood, Colorado 80226. Such Form 10-K is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 215 South Wadsworth Boulevard, Lakewood, Colorado 80226, no later than December 1, 1998. Any such proposals shall be subject to the requirements of Rule 14a-8 under the 1934 Act.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, including any adjournments thereof, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without payment of additional compensation. The Company has retained Morrow & Co. to assist in the solicitation of proxies at a cost not anticipated to exceed $3,500, plus reimbursement of certain incurred expenses.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Elaine M. Samuelson
                                             ELAINE M. SAMUELSON
                                             SECRETARY

Lakewood, Colorado
March 31, 1998

                                 REVOCABLE PROXY
                          FIRST COLORADO BANCORP, INC.

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 4, 1998
--------------------------------------------------------------------------------


         The undersigned hereby appoints the official proxy committee of the Board of Directors of the First Colorado Bancorp, Inc. (the "Company") with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Arvada Center for the Arts and the Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, on Monday, May 4, 1998, at 3:00 p.m. and at any and all adjournments thereof, as follows:


                                                          FOR         WITHHELD

1.        The election as director of all nominees
          listed below:                                    |_|            |_|

          Leeon E. Hayden
          E. William Foerster, Jr.
          Robert W. Richards

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

          ----------------------------------------


                                                               FOR       AGAINST      ABSTAIN
2.        The ratification of the First Colorado
          Bancorp, Inc. 1996 Stock Option Plan.                |_|         |_|          |_|

3.        The ratification of the First Federal Bank
          of Colorado Management Stock Bonus Plan and
          Trust Agreement.                                     |_|         |_|          |_|

4.        The  ratification  of the  appointment  of KPMG
          Peat  Marwick  LLP as independent auditors of
          First Colorado Bancorp, Inc. for the fiscal year
          ending December 31, 1998.                            |_|         |_|          |_|

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" all of the listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, A SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         Should the undersigned be present and elects to vote at the Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a proxy statement dated March 31, 1998.


Dated:                    , 1998    |_|  Please check here if you plan to attend
       -------------------               the Meeting.


---------------------------------        -----------------------------------
SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER


---------------------------------        -----------------------------------
PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
            PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------